UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

Hanmi Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-4788120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Ph-A

Los Angeles, California 90010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On December 16, 2011, Hanmi Financial Corporation (“Hanmi”) filed with the Secretary of State of the State of Delaware the Certificate of Amendment of Amended and Restated Certificate of Incorporation of Hanmi (the “Amendment”), which effected a 1-for-8 reverse stock split of Hanmi’s Common Stock, $0.001 par value per share (“Common Stock”). In addition, pursuant to the Amendment, the number of authorized shares of Common Stock has been reduced from 500,000,000 to 62,500,000. The Amendment is effective December 16, 2011. A copy of the Amendment is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by this reference.

The Amendment was approved by Hanmi’s stockholders at its annual meeting of stockholders on August 17, 2011. The stockholders granted Hanmi’s Board of Directors (the “Board”) the discretion to determine the appropriate timing and ratio of the reverse stock split. On December 7, 2011, the Board unanimously adopted resolutions approving the Amendment with the reverse stock split ratio of 1-for-8.

Item 8.01	Other Events.

On December 16, 2011, Hanmi issued a press release announcing the 1-for-8 reverse stock split of its Common Stock. As a result of the reverse stock split, every eight (8) shares of Hanmi’s pre-split Common Stock will automatically be consolidated into one (1) share of Hanmi’s post-split Common Stock. No fractional shares of Hanmi’s post-split Common Stock will be issued as a result of the reverse stock split. Instead, a stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split will receive a rounded up share of Hanmi’s post-split Common Stock for such fractional share.

Hanmi’s Common Stock will continue to trade on the NASDAQ Global Select Market under the symbol “HAFC” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred. Following the 20 day period, the ticker symbol will revert to “HAFC.” In addition, Hanmi’s Common Stock will also trade under a new CUSIP number (410495204).

Prior to the reverse stock split, Hanmi had approximately 251.9 million issued and outstanding shares of Common Stock, and following the reverse stock split, Hanmi has approximately 31.5 million issued and outstanding shares of Common Stock.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Hanmi Financial Corporation.

99.1	Press release issued by Hanmi Financial Corporation dated December 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2011	HANMI FINANCIAL CORPORATION

	By:	/s/ Jay S. Yoo
		Name:	Jay S. Yoo
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Hanmi Financial Corporation.

99.1	Press release issued by Hanmi Financial Corporation dated December 16, 2011.